Exhibit 4.4

EXECUTION COPY

BUNGE LIMITED FINANCE CORP.,

as Issuer

BUNGE LIMITED,

as Guarantor

AND

THE BANK OF NEW YORK,

as Trustee

3 3/4% Convertible Notes Due 2022

INDENTURE

Dated as of November 27, 2002

i

EXHIBIT A	Form of the Note
EXHIBIT B	Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
EXHIBIT D	Form of Conversion Notice
EXHIBIT E	Form of Certificate to be Delivered in Connection with Transfers of Restricted Common Shares

SCHEDULE 1.1	Designated Obligors and Material Subsidiaries
SCHEDULE 4.1	Full Member States of the European Union

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section

310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	8.8; 8.10
(c)	N.A.
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	8.6
(b)(1)	N.A.
(b)(2)	8.6
(c)	8.6
(d)	8.6
314(a)	3.11; 13.2; 13.5
(b)	N.A.
(c)(1)	13.4
(c)(2)	13.4
(c)(3)	N.A.
(d)	N.A.
(e)	13.5
315(a)	8.1
(b)	8.5; 13.2
(c)	8.1
(d)	8.1
(e)	7.11
316(a)(last sentence)	13.6
(a)(1)(A)	7.5
(a)(1)(B)	7.4
(a)(2)	N.A.
(b)	7.8
317(a)(1)	7.8
(a)(2)	7.9
(b)	2.4
318(a)	13.1

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of November 27, 2002, among BUNGE LIMITED FINANCE CORP., a Delaware corporation (the “Company”), as issuer, BUNGE LIMITED, a company incorporated under the laws of Bermuda with limited liability (the “Guarantor”), as guarantor, and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”), as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 3¾% Convertible Notes Due 2022 issued on the date hereof and the guarantee thereof by the Guarantor (the “Initial Notes”) and (ii) if and when issued, additional 3¾% Convertible Notes Due 2022 which may be offered subsequent to the Issue Date and the guarantee thereof by the Guarantor (the “Subsequent Notes” and together with the Initial Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1         Definitions.

“Affiliate” means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

“Agent Member” has the meaning ascribed to it in Section 2.1(d) hereof.

“Authenticating Agent” has the meaning ascribed to it in Section 2.2 hereof.

“Average Sale Price” means the average of the Sales Prices of the Common Shares for the shortest of:

(1)           30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

(2)           the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); and

(3)           the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 12.7, 12.8 or 12.9 hereof and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the Ex-Dividend Time (or in the case of a consolidation, division, subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, consolidation, division, subdivision, combination or reclassification to which Section 12.6(1), (2), (3) or (4) hereof applies occurs during the period applicable for calculating “Average Sale Price” pursuant to this definition, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors of the Guarantor to reflect the effect of such dividend, consolidation, division, subdivision, combination or reclassification on the Sale Price of the Common Shares during such period.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Bunge Master Trust” means the trust created pursuant to the Pooling Agreement, a beneficial interest in the assets of which will be acquired by the Company through the Series 2002-1 VFC.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York, New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common shares, common stock, preference shares, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Change of Control” means (a) with respect to the Guarantor, the occurrence of either of the following events:

(1)           at any time during any twelve (12) consecutive calendar months, more than 50% of the members of the Board of Directors of the Guarantor who were members on the first day of such period shall have resigned or shall have been removed or replaced, other than as a result of death, disability or change in personal circumstances; or

(2)           any person or “group” (as defined in section 13(d)(3) of the Exchange Act, but excluding (A) any employee benefit or stock ownership plans of the Guarantor, (B) members of the Board of Directors and executive officers of the Guarantor as of the Issue Date, (C) the families of such members and executive officers, and (D) family trusts established by or for the benefit of any of the foregoing individuals) shall have acquired more than 50% of the combined voting power of all classes of common shares of the Guarantor,

provided that a Change of Control shall not be deemed to have occurred under this clause (a) in the event that the purchase by the Guarantor of common shares issued and outstanding on the Issue Date results in one or more of the Guarantor’s shareholders of record as of the Issue Date controlling more than 50% of the combined voting power of all classes of common shares of the Guarantor; and

(b)           with respect to the Company, if at any time the Guarantor shall fail to own, directly or indirectly, 100% of the Capital Stock of the Company.

“Change of Control Offer” has the meaning ascribed to it in Section 6.2(a) hereof.

“Change of Control Payment” has the meaning ascribed to it in Section 6.2(a) hereof.

“Change of Control Payment Date” has the meaning ascribed to it in Section 6.2(b) hereof.

“Change of Control Purchase Notice” has the meaning ascribed to it in Section 6.2(c) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” means common shares, par value $0.01 per common share, of the Guarantor or any other Capital Stock of the Guarantor into which such Common Shares shall be reclassified or changed.

“Common Shares Restrictive Legend” has the meaning ascribed to it in Section 12.22 hereof.

“Company” means Bunge Limited Finance Corp. or its successor.

“Company Notice” has the meaning ascribed to it in Section 6.1(d) hereof.

“Company Order” has the meaning ascribed to it in Section 2.2 hereof.

“Consolidated Net Income” means, with respect to any period, the consolidated net income (or loss) of the Guarantor and its Subsidiaries for such period (taken as a cumulative whole) as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Subsidiaries in accordance with GAAP.

“Consolidated Total Assets” means, at any date of determination, the amount at which the total assets of the Guarantor and the Subsidiaries appear on the then most recent annual consolidated balance sheet of such Persons prepared in accordance with U.S. GAAP, after deduction of depreciation, amortization and all other properly deductible valuation reserves.

“Conversion Agent” has the meaning ascribed to it in Section 2.3 hereof.

“Conversion Date” has the meaning ascribed to it in Section 12.2 hereof.

“Conversion Price” has the meaning ascribed to it in Section 12.1 hereof.

“Conversion Rate” has the meaning ascribed to it in Section 12.1 hereof.

“Corporate Trust Office” has the meaning ascribed to it in Section 3.3 hereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning ascribed to it in Section 2.13 hereof.

“Definitive Notes” means certificated Notes.

“Designated Obligor” means the Guarantor and the Subsidiaries of the Guarantor set forth on Schedule 1.1 hereto and any other Subsidiary designated by the Guarantor from time to time, and each of their successors.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Event of Default” has the meaning ascribed to it in Section 7.1 hereof.

“Ex-Dividend Time” means the time immediately prior to the commencement of “ex-dividend” trading for rights, warrants or options or a distribution to which Section 12.7, 12.8 or 12.9 applies on the NYSE or, if the Common Shares are not listed on the NYSE, such other principal U.S. securities exchange or market on which the Common Shares are then listed or quoted.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning ascribed to it in Section 12.10 hereof.

“Fiscal Year” means the fiscal year of the Company ending on December 31 of each year.

“Global Notes” has the meaning ascribed to it in Section 2.1(a) hereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a corresponding meaning.

“Guarantee” means any guarantee of payment of the Notes and any other obligations of the Company by the Guarantor pursuant to the terms of this Indenture.

“Guarantor” means Bunge Limited.

“Guaranty” means the Third Amended and Restated Guaranty, dated as of September 6, 2002, by the Guarantor to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., JPMorgan Chase Bank and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.2(f) hereof.

“Hedge Agreements” means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“IAI” has the meaning ascribed to it in Section 2.1(a) hereof.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with U.S. GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (h) all net obligations of such

Person in respect of equity derivatives and Hedge Agreements and (i) all guarantees of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Initial Purchasers” means, collectively, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and the other several Initial Purchasers named in Schedule 1 to the Purchase Agreement.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Institutional Accredited Investor Global Note” has the meaning ascribed to it in Section 2.1(a) hereof.

“Interest Payment Date” has the meaning ascribed to it in the form of Note attached as Exhibit A hereto.

“Issue Date” means the date on which the Initial Notes are originally issued.

“Legal Holiday” has the meaning ascribed to it in Section 13.8 hereof.

“Lien” means any mortgage, lien, security interest, pledge, charge or other encumbrance.

“Market Price” means, with respect to the Common Shares, the average of the Sale Prices for the 20-trading-day period ending on the third Business Day prior to the applicable Specified Purchase Date, or, if such Business Day is not a trading day, then on the last trading day prior to such Business Day

“Master Trust Transaction Documents” means the collective reference to the Pooling Agreement, the Series 2002-1 Supplement, the Series 2002-1 VFC, the Sale Agreement, the Servicing Agreement and the Guaranty.

“Master Trust Trustee” means The Bank of New York, as trustee under, and for the purposes of, the Master Trust Transaction Documents, and any successor thereto.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Guarantor and its consolidated Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect, or any development involving a prospective material adverse effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its Subsidiaries taken as a whole.

“Material Subsidiary” means, at any time, any Subsidiary of the Guarantor which at such time (a) has total assets aggregating in excess of 5% of Consolidated Total Assets or

(b) the portion of Consolidated Net Income which was contributed by such Subsidiary during the four fiscal quarters then most recently ended exceeds 5% of Consolidated Net Income.  The Material Subsidiaries as of the date hereof are set forth on Schedule 1.1 hereto.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Private Placement Legend” has the meaning ascribed to it in Section 2.1(c) hereof.

“Note Register” means the register of Notes, maintained by the Registrar, pursuant to Section 2.3 hereof.

“Note Regulation S Legend” has the meaning ascribed to it in Section 2.1(c) hereof.

“Note Restrictive Legend” means the Note Private Placement Legend set forth in clause (1) of Section 2.1(c) hereof or the Note Regulation S Legend set forth in clause (2) of Section 2.1(c) hereof, as applicable.

“Notes” means the collective reference to the Initial Notes and the Subsequent Notes.

“NYSE” means The New York Stock Exchange.

“Obligations” has the meaning ascribed to it in Section 11.1 hereof.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or the Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means Indebtedness for borrowed money, the proceeds of which are used to purchase interests in the Series 2002-1 VFC and/or to refinance Indebtedness originally used for such purpose, and Indebtedness incurred in connection with Hedge Agreements, in each case which ranks not greater than pari passu (in priority of payment) with the Notes.

“Paying Agent” has the meaning ascribed to it in Section 2.3 hereof.

“Permitted Indebtedness” means (a) Indebtedness of the Company under the Notes and (b) Pari Passu Indebtedness.

“Person” means any individual, company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Pooling Agreement” means the Third Amended and Restated Pooling Agreement, dated as of September 6, 2002, among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York, in its capacity as Master Trust Trustee, as amended, modified or supplemented from time to time in accordance with its terms, subject to Section 3.2(f) hereof.

“Property” has the meaning ascribed to it in Section 3.2(d) hereof.

“Purchase Agreement” means the Purchase Agreement dated November 21, 2002 among the Company, the Guarantor and the Initial Purchasers.

“Purchase Price” has the meaning ascribed to it in Section 6.1(a) hereof.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Record Date” has the meaning ascribed to it on the front of the form of Note attached as Exhibit A hereto.

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Redemption Price” has the meaning ascribed to it in Section 5.1 hereto.

“Registrar” has the meaning ascribed to it in Section 2.3 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date among the Company, the Guarantor and the Initial Purchasers.

“Regulation S” has the meaning ascribed to it in Section 2.1(a) hereof.

“Regulation S Global Note” has the meaning ascribed to it in Section 2.1(a) hereof.

“Regulation S Note” has the meaning ascribed to it in Section 2.1(a) hereof.

“Resale Restriction Termination Date” has the meaning ascribed to it in Section 2.6 hereof.

“Restricted Period” means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

“Rule 144A” has the meaning ascribed to it in Section 2.1(a) hereof.

“Rule 144A Global Note” has the meaning ascribed to it in Section 2.1(a) hereof.

“Rule 144A Note” has the meaning ascribed to it in Section 2.1(a) hereof.

“Sale Agreement” means the Second Amended and Restated Sale Agreement, dated as of September 6, 2002, among Bunge Funding, Inc., as buyer, and Bunge Finance Limited and Bunge Finance North America, Inc., each as a seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.2(f) hereof.

“Sale Price” means, with respect to the Common Shares on any date, the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the Common Shares are not listed on the NYSE, as reported by the National Association of Securities Dealers Automated Quotation system.  In the absence of such quotations, the Company and the Guarantor shall be entitled to determine, in good faith, the sales price on the basis of such quotations as it considers appropriate.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Series” means an interest in the Bunge Master Trust created and authorized pursuant to a supplement to the Pooling Agreement.

“Series 2002-1 Supplement” means the First Amended and Restated Series 2002-1 Supplement to the Pooling Agreement, dated as of September 6, 2002, among the Company, Bunge Funding, Inc., Bunge Management Services, Inc. and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.2(f) hereof.

“Series 2002-1 VFC” means the interest in the Bunge Master Trust created and authorized pursuant to a supplement to the Pooling Agreement that is designated as the “Series 2002-1 VFC Certificate” in which the Company will acquire a beneficial interest with the net proceeds of the Notes and other Permitted Indebtedness.

“Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of February 26, 2002 among Bunge Funding, Inc., Bunge Management Services, Inc., as the servicer, and The Bank of New York, in its capacity as the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, subject to Section 3.2(f) hereof.

“Shelf Registration Statement” has the meaning ascribed thereto in the Registration Rights Agreement.

“Special Interest Payment Date” has the meaning ascribed to it in Section 2.13 hereof.

“Special Record Date” has the meaning ascribed to it in Section 2.13 hereof.

“Specified Purchase Date” has the meaning ascribed to it in Section 6.1(a) hereof.

“Spin-off” has the meaning ascribed to it in Section 12.8 hereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsequent Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Subsidiary” means any corporation, company, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Guarantor, one or more of the Subsidiaries, or any combination thereof.

“Successor Guarantor” has the meaning ascribed to it in Section 4.1 hereof.

“Time of Determination” means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 12.7, 12.8 or 12.9 hereof applies and (ii) the Ex-Dividend Time.

“trading day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Shares are not listed on the NYSE, on the principal U.S. securities exchange or market on which the Common Shares then are listed or, if the Common Shares are not listed on a U.S. securities exchange or market, on the National Association of Securities Dealers Automated Quotation System or, if the Common Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other exchange or market on which the Common Shares are then traded.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as in effect on the date of this Indenture.

“Trust Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, such successor.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“U.S. Government Securities” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

SECTION 1.2         Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.3         Rules of Construction.  Unless the context otherwise requires:

(1)   a term has the meaning assigned to it;

(2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)   “or” is not exclusive;

(4)   “including” means including without limitation;

(5)   words in the singular include the plural and words in the plural include the singular; and

(6)   the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with U.S. GAAP.

ARTICLE II

THE NOTES

SECTION 2.1         Form, Dating and Terms.  (a)  The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.  The Initial Notes will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Non-U.S. Persons in reliance upon Regulation S under the Securities Act (“Regulation S”).  Such Initial Notes may thereafter be transferred to among others, QIBs, Non-U.S. Persons in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act in reliance on the procedure described herein.

Initial Notes offered and sold to the Initial Purchasers, and subsequently resold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Note”) will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) hereof (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes offered, sold and resold outside the United States of America (the “Regulation S Note”) in reliance on Regulation S shall be issued in the form of a permanent global Note substantially in the form of Exhibit A hereto, including appropriate legends as set forth in Section 2.1(c) hereof (the “Regulation S Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes resold after an initial resale to QIBs in reliance on Rule 144A or an initial resale in reliance on Regulation S to institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in the United States of America will be issued in the form of a permanent global Note substantially in the form of Exhibit A hereto (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Institutional Accredited Investor Global Note may be represented by more that one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the “Global Notes.”

Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 hereof; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Any Subsequent Notes shall be in the form of Exhibit A hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A hereto and in Section 2.1(c) hereof.  The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them.  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b)   Denominations.  The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of U.S.$1,000 and any integral multiple thereof.

(c)   Restrictive Legends.  Unless and until an Initial Note is sold under an effective Shelf Registration Statement pursuant to the Registration Rights Agreement or a similar agreement,

(1)   The Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the “Note Private Placement Legend”) on the face thereof:

“THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE, ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BUNGE LIMITED FINANCE CORP. (“THE COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR HEREOF), ONLY (A) TO THE COMPANY OR BUNGE LIMITED, AS GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IF ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A

TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S.$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(2)   The Regulation S Global Note shall bear the following legend (the “Note Regulation S Legend”) on the face thereof:

“THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE, ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING.”

(3)   Each of the Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(4)   The Common Shares issued upon conversion of the Notes shall, as applicable, bear the legend specified in Section 12.22 hereof.

(d)  Book-Entry Provisions.  (i)  This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(ii)           Each Global Note initially shall (A) be registered in the name of DTC or the nominee of DTC, (B) be delivered to the Trustee as custodian for DTC and (C) bear legends as set forth in Section 2.1(c) hereof.

(iii)          Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)          In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(e) hereof to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(e) hereof, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi)          The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)   Definitive Notes.  (i)  Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

(ii)           Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(iv) or (v) hereof shall, except as otherwise provided by Section 2.6(c) hereof  bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c) hereof.

(iii)          In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.2         Execution and Authentication.  One Officer shall execute the Notes, on behalf of the Company, by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.  A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date initially in an aggregate principal amount of U.S.$250,000,000; and (2) if and when issued, the Subsequent Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”).  Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Subsequent Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is initially limited to U.S.$250,000,000 outstanding (plus any Subsequent Notes), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.6, Section 2.9, Section 2.11, Section 5.8, or Section 10.5 hereof.  All Notes issued on the Issue Date and all Subsequent Notes shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto.   Notwithstanding anything to the contrary contained in this Indenture, the Initial Notes and any Subsequent Notes will be treated as a single class of securities under this Indenture.  Without limiting the generality of the foregoing sentence, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  An Authenticating Agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3         Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where Notes may be presented for conversion (the “Conversion Agent”).  The Company shall cause each of the Registrar, the Paying Agent and the Conversion Agent to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent.  The term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7 hereof.  The Company or any other Subsidiary of the Guarantor may act as Paying Agent, Registrar, Conversion Agent, co-registrar or transfer agent.

The Company initially appoints DTC to act as depository with respect to the Global Notes.  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent for the Notes.

SECTION 2.4         Paying Agent To Hold Money in Trust.  By at least 10:00 a.m. (New York City time) on the date on which any principal and premium, if any, of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Company or the Guarantor in making any such payment.  If the Company or any other Subsidiary of the Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5         Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Trust Indenture Act, Section 312(a).  If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Company, on its own behalf and on behalf of the Guarantor, shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with Trust Indenture Act, Section 312(a).

SECTION 2.6         Transfer and Exchange.  (a)  The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)            a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the proposed transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)           a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)          a transfer of a Rule 144A Note or an Institutional Accredited Investor Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b)  The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i)            a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the proposed transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)           a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)          a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification provided for in Section 2.7 or Section 2.8 hereof, or any additional certification.

(c)   Note Restrictive Legend.  Upon the transfer, exchange or replacement of Notes not bearing a Note Restrictive Legend, the Registrar shall deliver Notes that do not bear a Note Restrictive Legend.  Upon the transfer, exchange or replacement of Notes bearing a Note Restrictive Legend, the Registrar shall deliver only Notes that bear a Note Restrictive Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)   The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 hereof or this Section 2.6.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e)   Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require from a Holder payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 10.5 hereof).

(iii)          The Registrar or co-registrar shall not be required to register the transfer of, or exchange of, any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

(iv)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)           Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d) hereof shall, except as otherwise provided by Section 2.6(c) hereof, bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c) hereof.

(vi)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(f)    No Obligation of the Trustee.  (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7         Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.  The form of certificate to be delivered in connection with transfers of Notes to IAIs is set forth as Exhibit B hereto.

SECTION 2.8         Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.  The form of certificate to be delivered in connection with transfers of Notes pursuant to Regulation S is set forth as Exhibit C hereto.

SECTION 2.9         Mutilated, Destroyed, Lost or Stolen Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company, the Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or is about to be redeemed or purchased by the Company pursuant to Article III or Article IV hereof, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, the Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.10       Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.  A Note does not cease to be outstanding in the event the Company holds the Note, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Notes shall cease to be outstanding in the event the Company or an Affiliate of the Company holds the Note and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.9 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, Specified Purchase Date, Change of Control Payment Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed, purchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If a Note is converted in accordance with Article XII, then from and after the Conversion Date, such Note shall cease to be outstanding and interest, if any, shall cease to accrue on such Note.

SECTION 2.11       Temporary Notes.  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Notes.

SECTION 2.12       Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, and no one else, shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation, in its customary manner.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

SECTION 2.13       Payment of Interest; Defaulted Interest.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 hereof.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the

“Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2 hereof, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14       Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15       CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1         Payment of Notes.  The Company shall promptly pay the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date.

The Company shall pay interest on overdue principal and premium, if any, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 3.2         Limitation and Restrictions on Activities of the Company.  (a)  The Company shall not engage in any business or enterprise or enter into any transaction or agreement other than in connection with (i) the issuance and sale of the Notes, (ii) the incurrence of other Permitted Indebtedness, (iii) the entering into of Hedge Agreements relating to the Notes or the other Permitted Indebtedness and having a notional amount not exceeding the aggregate principal amount of the Notes and such other Permitted Indebtedness then outstanding and (iv) the use of the net proceeds from the issuance of the Notes or the other Permitted Indebtedness to make intercompany loans to the Bunge Master Trust pursuant to the Series 2002-1 VFC.

(b)   The Company shall not acquire or own any subsidiary or other assets or property (either real or personal), except for (i) the Series 2002-1 VFC, (ii) Hedge Agreements, and (iii) instruments evidencing the interests in the foregoing.

(c)   The Company shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(d)   The Company shall not create, assume, incur or suffer to exist any Lien upon or with respect to any of its property, either presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal (all of the foregoing hereinafter called “Property”).

(e)   The Company shall not enter into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any Person, and shall not sell, lease, convey or otherwise dispose of any of its assets or receivables, including, without limitation, the Series 2002-1 VFC or any interest in the Series 2002-1 VFC.

(f)    The Company shall not amend, supplement, waive or modify, or consent to any amendment, supplement, waiver or modification of, any Master Trust Transaction Document except in accordance with the provisions of this Section 3.2(f).  Any provision of any Master Trust Transaction Document may be amended, waived, supplemented, restated, discharged or terminated without the consent of the Holders; provided that such amendment, waiver, supplement or restatement does not (i) render the Series 2002-1 VFC subordinate in payment to any other Series under the Bunge Master Trust or otherwise adversely discriminate against the Series 2002-1 VFC relative to any other Series under the Bunge Master Trust, (ii) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on or in respect of the Series 2002-1 VFC, (iii) change the definition of, the manner of calculating, or in any way the amount of, the interest of the Company in the assets of the Bunge Master Trust, (iv) change the definition of “Eligible Loans” or, to the extent used in such definition, other defined terms used in such definition, or (v) result in a Default or Event of Default; and provided, further, that, in each case, the Trustee shall have received prior notice thereof together with copies of any documentation related thereto.  Any amendment, waiver, supplement or restatement of a Master Trust Transaction Document (including any exhibit thereto) of the type described in clauses (i), (ii), (iii), (iv), or (v) of this Section 3.2(f) shall require the written consent of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

SECTION 3.3         Maintenance of Office or Agency.  The Company will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment or conversion, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The principal corporate trust office (the “Corporate Trust Office”) of the Trustee located in The City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.4         Corporate Existence.  Subject to Article IV hereof, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its corporate rights (charter and statutory), licenses, privileges and franchises; provided, however, that the Company shall not be required to preserve any such right, license, privilege or franchise if the Board of Directors of the Company or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; and provided further, the Guarantor may consolidate, merge or amalgamate in accordance with Section 4.1 hereof.

SECTION 3.5         Maintenance of Properties; Insurance.  The Guarantor shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good working order and condition, except where failure to do so would not have a Material

Adverse Effect; and the Guarantor shall maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary for the Guarantor’s type of business.

SECTION 3.6         Payment of Taxes and Other Claims.  Each of the Company and the Guarantor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and similar governmental charges imposed on it, its incomes, profits or properties, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by U.S. GAAP with respect thereto have been provided on the books of the Company or the Guarantor or (ii) the nonpayment of such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.7         Payments for Consent.  Neither the Company, the Guarantor nor any Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 3.8         Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Trust Indenture Act, Section 314(a)(4).

SECTION 3.9         Further Instruments and Acts.  Upon request of the Trustee or otherwise, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.10       Statement by Officers as to Default.  The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 3.11       Notice of Change in Bermuda Law, Debt Ratings.  The Guarantor shall give notice to the Trustee promptly after becoming aware of (i) any changes in taxes, duties or other fees of Bermuda or any political subdivision or taxing authority thereof or any change in any laws of Bermuda, in each case, that may affect any payment due under this Indenture, (ii) any change in such Guarantor’s public or private debt ratings by a “nationally recognized statistical rating organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act; and (iii) any development or event which has had, or which the Guarantor in its good faith judgment believes will have, a Material Adverse Effect; provided that the Trustee shall have no responsibilities or duties with respect to any such notice.  Delivery of any such notice to the Trustee is for informational purposes only and the Trustee’s receipt of such notice shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE IV

SUCCESSOR GUARANTOR

SECTION 4.1         Consolidation, Merger, Amalgamation and Sale of Assets by the Guarantor.  The Guarantor shall not consolidate with or merge or amalgamate with or into, or sell, lease, or convey all or substantially all its assets to, any Person, unless:

(a)   the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be either the Guarantor or a Person organized under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia, any full member state of the European Union (other than Greece) set forth on Schedule 4.1 hereto, Canada, Australia or Switzerland, and the Successor Guarantor (if not the Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture; and

(b)   immediately after giving effect to such transaction, no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.

For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the Guarantor will not be released from the obligation to pay the principal of and premium, if any, and interest on the Notes.

In the event that the Guarantor consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another Person subject to the terms of this Section 4.1 (a “Transfer”) and the Successor Guarantor is a Person organized under the laws of a member state of the European Union, Canada, Australia or Switzerland, the Guarantor and the Successor Guarantor shall, as a condition to such Transfer, (A) enter into a supplemental indenture with the Trustee providing for full, unconditional and irrevocable indemnification of the Holders of the Notes and the Trustee against any tax or duty of whatever nature which is incurred or otherwise suffered by such Holders and the Trustee with respect to the Notes and which would not have been incurred or otherwise suffered in the absence of such Transfer; and (B) deliver to the Trustee, for the benefit of the Holders of the Notes, unqualified legal opinions of independent legal counsel in New York and the member state of the European Union the laws of which the successor is organized under, Canada, Australia or Switzerland, as applicable, to the effect that the Obligations of the Successor Guarantor with respect to the Guarantee are legal, valid, binding and enforceable in accordance with their terms.

ARTICLE V

REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

SECTION 5.1         Redemption of Notes at the Option of the Company.  Prior to November 22, 2005, the Notes may not be redeemed by the Company.  On or after November 22, 2005, the Notes may be redeemed for cash at any time as a whole or from time to time in part, at the following redemption prices (the “Redemption Price”), in each case, plus accrued and unpaid interest, if any, to the Redemption Date:

(a)   if the Notes are redeemed during the period beginning on November 22, 2005 and ending on November 14, 2006, the Redemption Price will equal U.S.$1,015 for each U.S.$1,000 principal amount of Notes;

(b)   if the Notes are redeemed during the period beginning on November 15, 2006 and ending on November 14, 2007, the Redemption Price will equal U.S.$1,007.50 for each U.S.$1,000 principal amount of Notes; and

(c)   if the Notes are redeemed at any time on or after November 15, 2007, the Redemption Price will equal U.S.$1,000 for each U.S.$1,000 principal amount of Notes.

SECTION 5.2         Applicability of Article.  Redemption of Notes at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article V.

SECTION 5.3         Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to Section 5.1 hereof shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 hereof or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4 hereof.

SECTION 5.4         Selection by Trustee of Notes to Be Redeemed.  If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than U.S.$1,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed, to the fullest extent practicable, to be the portion selected for redemption.  Notes which have been converted during a selection of Notes to be redeemed, may be treated by the Trustee as outstanding for the purpose of such selection.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.5         Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 13.2 hereof not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date the notice of redemption is to be given (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)   the Redemption Date,

(2)   the Redemption Price (and the amount of accrued and unpaid interest to the Redemption Date), the Conversion Rate and the Conversion Price,

(3)   that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made,

(4)   that Holders which want to convert their Notes must satisfy the requirements set forth in Paragraph 8 of the form of Notes set forth as Exhibit A hereto,

(5)   if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(6)   in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(7)   that on the Redemption Date the Redemption Price (plus accrued and unpaid interest to the Redemption Date) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in paying the Redemption Price, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(8)   the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(9)   the name and address of the Paying Agent,

(10)     that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and

(11)     the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 5.6         Deposit of Redemption Price.  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4 hereof) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date.

SECTION 5.7         Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest to the Redemption Date) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price (together with accrued and unpaid interest to the Redemption Date) (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 5.8         Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.3 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of U.S.$1,000 or integral multiple thereof.

ARTICLE VI

PURCHASE OF NOTES AT THE OPTION OF HOLDERS

SECTION 6.1         Purchase of Notes at Option of Holders Upon Specified Purchase Dates.  (a)  Each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder’s Notes on November 15, 2007, November 15, 2012 and November 15, 2017 (each, a “Specified Purchase Date”), at 100% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, to such date of purchase.

(b)   The Company will have the option to pay the Purchase Price, in whole or in part, for Notes delivered by Holders for purchase pursuant to this Section 6.1 by delivering Common Shares in lieu of cash, subject to the conditions set forth in Section 6.1(c) hereof.  Upon election to pay the Purchase Price, in whole or in part, of the Notes, and the delivery of a Company Notice (as defined below) of such election, the Company may not change the form of components or percentages of components of the Purchase Price, unless the conditions to deliver Common Shares set forth in Section 6.1(c) are not satisfied.  In all cases, the Company will pay any accrued and unpaid interest on the Notes purchased on any Specified Purchase Date in cash.

In the event that the Company elects to pay the Purchase Price, in whole or in part, by delivery of Common Shares pursuant to this Section 6.1(b), the Company shall deliver to the Paying Agent on behalf of the Holders a number of Common Shares equal to the portion of the Purchase Price to be paid in Common Shares divided by 97.5% of the Market Price of the Common Shares, as adjusted to take into account any occurrence which results in an adjustment to the Conversion Price pursuant to Section 12.6, Section 12.7, Section 12.8, Section 12.9 or Section 12.10 hereof.  Fractional Common Shares will not be issued upon the purchase by the Company of a Note.  Instead, the Company will, at its option, either (1) pay cash based on the then-current Market Price for all fractional shares on the NYSE or other principal United States securities exchange upon which the Common Shares are then listed or, if not so listed, on Nasdaq or (2) deliver a whole Common Share in lieu of such fractional share.

(c)   The Company shall only have the right to pay the Purchase Price, in whole or in part, in connection with any purchase of Notes pursuant to this Section 6.1 by delivery of

Common Shares if, on the applicable Specified Purchase Date, the Common Shares to be delivered as payment of the Purchase Price:

(1)   are registered under the Securities Act or the Exchange Act, if required by applicable law;

(2)   are listed on the NYSE or other principal United States securities exchange upon which the Common Shares are then listed or, if not so listed, on Nasdaq; and

(3)   are qualified or registered as necessary under any applicable state or other securities law or are eligible for an available exemption therefrom.

In addition, the Trustee shall have received, no later than the Specified Purchase Date, an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance and delivery of the Common Shares are in conformity with this Indenture, (B) Common Shares to be issued by the Guarantor in payment of the Purchase Price in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, solely in the case of such Opinion of Counsel, to the best of such counsel’s knowledge, will be free from preemptive rights, (C) the conditions in clauses (1) through (3) above have been satisfied and (D) in the case of such Officers’ Certificate, that such Opinion of Counsel has been delivered to the Trustee.  Such Officers’ Certificate shall also set forth the number of Common Shares to be issued or delivered for each $1,000 principal amount of Notes and the Sale Price of a Common Share on each trading day during the period commencing on the first trading day of the period during which the calculation set forth in Section 6.1(b) is calculated and ending on the third trading day prior to the applicable Specified Purchase Date.  The Company may pay the Purchase Price, in whole or in part, by delivery of Common Shares only if the information necessary to make the calculation set forth in Section 6.1(b) is published in a daily newspaper of national circulation.

If the foregoing conditions are not satisfied with respect to a Holder prior to the close of Business on the applicable Specified Purchase Date, the Company shall pay the Purchase Price of the Notes of such Holder entirely in cash.

(d)   In connection with any purchase of Notes pursuant to this Section 6.1, the Company shall give notice to each Holder of Notes in the manner provided for in Section 13.2 hereof no fewer than 30 Business Days nor more than 60 Business Days prior to any Specified Purchase Date to each Holder of Notes.  The Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, not less than 45 Business Days prior to the applicable Specified Purchase Date, an Officers’ Certificate requesting that the Trustee give such notice (the “Company Notice”),  and setting forth the information to be stated in such Company Notice, including, among other things:

(1)   the Specified Purchase Date, the Purchase Price (and the amount of accrued and unpaid interest to the Specified Purchase Date), the Conversion Rate and the Conversion Price;

(2)   whether the Company elects to pay the Purchase Price of the Notes in cash or Common Shares, or any combination thereof, specifying the percentages of each;

(3)   if the Company elects to pay any portion of the Purchase Price in Common Shares, a brief description of the calculation of the number of Common Shares to be delivered in payment of the Purchase Price;

(4)   that any Notes (or portion thereof) accepted for payment (and duly paid on the Specified Purchase Date) shall cease to accrue interest on the Specified Purchase Date;

(5)   that any Notes (or portion thereof) not properly submitted will continue to accrue interest;

(6)   that Notes must be surrendered to the Paying Agent to collect payment;

(7)   the name and address of the Paying Agent and the Conversion Agent;

(8)   that Notes as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article XII hereof and Paragraph 8 of the Notes if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9)   that the Purchase Price for (plus accrued and unpaid interest, if any, to the Specified Purchase Date) any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Specified Purchase Date and the time of surrender of such Note as described in (6);

(10)     the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment;

(11)     a brief description of the conversion rights of the Notes;

(12)     the CUSIP and ISIN number of the Notes; and

(13)     all other instructions and materials necessary to enable Holders to submit Notes on the Specified Purchase Date.

(e)   Purchases of Notes under this Section 6.1 shall be made, at the option of the Holder thereof, upon:

(1)   delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 30 Business Days prior to the relevant Specified Purchase Date until the close of business two Business Days prior to such Specified Purchase Date stating:

(A)          if Definitive Notes have been issued, the certificate number of the Note which the Holder will deliver to be purchased;

(B)           the principal amount of the Note (or portion thereof) which the Holder will deliver to be purchased (which must be in principal amounts of $1,000 or an integral multiple thereof, if less than all of the Notes are being delivered);

(C)           that such Note shall be purchased by the Company as of the Specified Purchase Date pursuant to the terms and conditions specified herein; and

(D)          whether, in the event that the Company elects, pursuant to the Company Notice, to pay the Purchase Price in Common Shares, in whole or in part, but the Purchase Price is ultimately paid to the Holder entirely in cash because any of the conditions to payment of the Purchase Price or portion thereof in Common Shares is not satisfied prior to the close of business on the Specified Purchase Date pursuant to Section 6.1(c), the Holder elects: (i) to withdraw the Purchase Notice as to some or all of the Notes as to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes or portions of Notes subject to such Purchase Notice; provided that if the Purchase Notice states no such election, the Holder will be deemed to have made the election set forth in clause (ii) above; and

(2)   delivery of such Note to the Paying Agent prior to, on or after the Specified Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 6.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

Any purchase by the Company contemplated pursuant to the provisions of this Section 6.1 shall be consummated by the delivery of the cash or Common Shares or a combination thereof to be received by the Holder promptly following the later of the Specified Purchase Date and the time of delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f)            For purposes of this Section 6.1 and Section 6.3 hereof, the delivery of any Common Shares shall include, without limitation, the issuance of such Common Shares by the Guarantor.

SECTION 6.2         Purchase of Notes at the Option of Holders Upon a Change of Control.  (a)  Upon the occurrence of a Change of Control on or prior to November 15, 2007, each Holder of Notes shall have the right to require the Company to purchase for cash all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change Of Control Offer”) at a purchase price in cash equal to the Purchase Price, plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined below) (the “Change Of Control Payment”).

(b)   Notice of a Change of Control shall be given in the manner provided for in Section 13.2 hereof within 30 days following any Change of Control, to each Holder of Notes.  The Trustee shall give notice of the Change of Control Offer in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, no more than 15 days following the Change of Control, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, including, among other things:

(1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment;

(2)   the Purchase Price (and the amount of accrued and unpaid interest to the Change of Control Payment Date) and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Trustee gives such notice (the “Change Of Control Payment Date”);

(3)   the Conversion Rate and the Conversion Price;

(4)   that the Notes which have been tendered for payment may be converted if they are otherwise convertible pursuant to Article XII hereof only if the election to tender has been properly withdrawn in accordance with the terms of this Indenture;

(5)   that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(6)   that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(7)   that Notes must be surrendered to the Paying Agent to collect payment;

(8)   the name and address of the Paying Agent and the Conversion Agent;

(9)   a brief description of the transaction or transactions constituting the Change of Control;

(10)     the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment;

(11)     a brief description of the conversion rights of the Notes;

(12)     the CUSIP and ISIN number of the Notes; and

(13)     all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

(c)   Purchases of Notes upon a Change of Control under this Section 6.2 shall be made upon:

(1)   delivery to the Paying Agent by the Holder of a written notice of purchase (a “Change of Control Purchase Notice”) at any time on or prior to the 30th day after the date the Company delivers the Change of Control Notice stating:

(A)          if Definitive Notes have been issued, the certificate number of the Note which the Holder will deliver to be purchased;

(B)           the principal amount of the Note (or portion thereof) which the Holder will deliver to be purchased, which must be in principal amounts of $1,000 or an integral multiple thereof, if less than all of the Notes are being delivered; and

(C)           that such Note shall be purchased by the Company pursuant to the terms and conditions specified herein; and

(2)   delivery of such Note to the Paying Agent prior to, on or after the Change of Control Payment Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change of Control Payment therefor; provided, however, that such Change of Control Payment shall be so paid pursuant to this Section 6.2 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change of Control Purchase Notice, as determined by the Company.

Any purchase by the Company contemplated pursuant to the provisions of this Section 6.2 shall be consummated by the delivery of the cash to be received by the Holder promptly following the later of the Change of Control Payment Date and the time of delivery of the Note.

(d)   The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 6.3         Terms of Purchase.  (a)  Holders shall be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the Specified Purchase Date or Change of Control Payment Date, as applicable, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.  The Trustee shall promptly notify the Company in writing of the principal amount of Notes delivered for purchase by the Holders or withdrawal thereof.

(b)   On or prior to each Specified Purchase Date or the Change of Control Payment Date, as applicable, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4 hereof) an amount of money and/or arrange for the delivery of

Common Shares to the Trustee or the Paying Agent to be held on behalf of the Holders, as applicable, sufficient to pay the aggregate Purchase Price, plus an amount of money sufficient to pay accrued and unpaid interest, if any, payable to the Holders entitled thereto, to be held for payment in accordance with this Section 6.3.  In the event that Common Shares are delivered to the Trustee or the Paying Agent as payment of the Purchase Price, the Trustee or the Paying Agent shall transfer such Common Shares to the Holders on the Specified Purchase Date or Change of Control Payment Date, as applicable.

(c)   The Trustee or Paying Agent, as applicable, shall, on or promptly after the Specified Purchase Date or Change of Control Payment Date, as applicable, mail or deliver payment to each tendering Holder of the Purchase Price of the Notes of such Holder delivered for purchase.  In the event that the aggregate Purchase Price (plus accrued and unpaid interest, if any, to the Specified Purchase Date or Change of Control Payment Date, as applicable) delivered by the Company to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Company immediately after the Specified Purchase Date or Change of Control Payment Date, as applicable.

(d)   Any Note which is tendered only in part (pursuant to the provisions of this Article VI) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.3 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, provided that each such new Note will be in a principal amount of U.S.$1,000 or integral multiple thereof.

(e)   The Guarantor and the Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Specified Purchase Date or Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Specified Purchase Date or Change of Control Offer, the Guarantor and the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.1         Events of Default.  An “Event of Default” occurs if:

(1)   the Company defaults in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(2)   the Company defaults in the payment of the principal or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon purchase by the Company at the option of the Holder, upon declaration of acceleration or otherwise;

(3)   the failure to issue and deliver the Common Shares upon the due exercise of the conversion right in the Notes by Holders of Notes to convert such Notes into Common Shares, and such default continues for a period of 15 days;

(4)   the Company or the Guarantor defaults in the performance of or a breach by the Company or the Guarantor of any other covenant or agreement in this Indenture or under the Notes (other than those referred to in (1), (2) or (3) above) and such default continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes;

(5)   the Company, the Guarantor or any Subsidiary shall (i) default in making any payment of any principal of any Indebtedness or of any material amounts under any other agreement to which it is a party on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a guarantee) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (5) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (5) shall have occurred and be continuing with respect to Indebtedness or other amounts the outstanding principal amount of which exceeds in the aggregate U.S.$50,000,000;

(6)   (i) the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding–up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, the Guarantor, a Designated Obligor or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B)

remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, the Guarantor, a Designated Obligor or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, the Guarantor, a Designated Obligor or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(7)   one or more judgments or decrees shall be entered against the Guarantor or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of U.S.$50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(8)   one or more judgments or decrees shall be entered against the Company involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of U.S.$50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default under clauses (4), (5), (6), (7) or (8) of this Section 7.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

SECTION 7.2         Acceleration.  (a)  If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be immediately due and payable.  If an Event of Default described in paragraph (6) of Section 7.1 hereof occurs and is continuing, then in each and every such case, the principal amount of the Notes, the premium, if any, and all accrued and unpaid interest shall be immediately due and payable without any action or other act on the part of the Trustee or the Holders.

(b)   In the event the principal of and accrued and unpaid interest on the Notes becomes due and payable pursuant to Section 7.2(a) hereof, the Trustee shall instruct the Company, and the Company shall instruct the Master Trust Trustee, to declare due and payable the principal and accrued interest in respect of the intercompany loans that had been made using the net proceeds from the sale of the Notes invested in the Series 2002-1 VFC.

SECTION 7.3         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 7.4         Waiver of Past Defaults.  The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of and premium, if any, or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 10.2 hereof cannot be amended without the consent of each Noteholder affected and (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 7.5         Control by Majority.  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.1 and Section 8.2 hereof, that the Trustee determines is prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 7.6         Limitation on Suits.  Subject to Section 7.7 hereof, a Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)   the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)   the Holders of at least 25% in outstanding principal amount of the Notes make a request to the Trustee to pursue the remedy;

(3)   such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)   the Holders of a majority in principal amount of the Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 7.7         Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 7.6 hereof), the right of any Holder to receive payment of principal of and premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, and to convert the Notes in accordance with Article XII hereof or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.8         Collection Suit by Trustee.  If an Event of Default specified in Section 7.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.7 hereof.

SECTION 7.9         Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, the Guarantor, any of the Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.7 hereof.

SECTION 7.10       Priorities.  If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 8.7 hereof;

SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 7.10.  At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 7.11       Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 7.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VIII

TRUSTEE

SECTION 8.1         Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against loss, liability or expense.

(b)   Except during the continuance of an Event of Default:

(1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)   this paragraph does not limit the effect of Section 8.1(b) hereof;

(2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5 hereof.

(d)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)     Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)     Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1 and to the provisions of the Trust Indenture Act.

(h)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 8.2         Rights of Trustee.  Subject to Section 8.1 hereof:

(a)  The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company;

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel;

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided however, that the Trustee’s conduct does not constitute willful misconduct or negligence;

(e)   The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(g)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(h)   The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 8.3         Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 8.10 and Section 8.11 hereof.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

SECTION 8.4         Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 8.5         Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Noteholder at the address set forth in the Note Register notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of and premium, if any, or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 8.6         Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to August 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15  that complies with Trust Indenture Act, Section 313(a).  The Trustee also shall comply with Trust Indenture Act, Section 313(b).  The Trustee shall also transmit by mail all reports required by Trust Indenture Act, Section 313(c).

The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 8.7         Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Noteholders and reasonable costs of counsel retained by the Trustee, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee, and any predecessor Trustee and their agents, against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 8.7) and of defending itself against any claims (whether asserted by any Noteholder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.

Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and premium, if any, and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.  The Trustee’s right to receive payment of any amounts due under this Section 8.7 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section 8.7 shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.1(6) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any bankruptcy law.

SECTION 8.8         Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)   the Trustee fails to comply with Section 8.10 hereof;

(2)   the Trustee is adjudged bankrupt or insolvent;

(3)   a receiver or other public officer takes charge of the Trustee or its property; or

(4)   the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7 hereof.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.9         Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 8.10       Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Trust Indenture Act, Section 310(a).  The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act, Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act, Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act, Section 310(b)(1) are met.

SECTION 8.11       Preferential Collection of Claims Against Company.  The Trustee shall comply with Trust Indenture Act, Section 311(a), excluding any creditor relationship listed in Trust Indenture Act, Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act, Section 311(a) to the extent indicated.

SECTION 8.12       Trustee’s Application for Instruction from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.1         Satisfaction and Discharge of Liability on Notes.  (a)  Subject to Section 9.1(b) hereof, when (i)(x) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.9 hereof) for cancellation or (y) all outstanding Notes not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption and the Company or the Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound; and (iii) the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Notes, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)   Notwithstanding the provisions of Section 9.1(a) hereof, the Company’s obligations in Section 2.3, Section 2.4, Section 2.5, Section 2.12, Section 3.3, Section 7.7 and Section 8.7 hereof and in this Article IX shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 8.7, Section 9.3 and Section 9.4 hereof shall survive.

SECTION 9.2         Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Securities deposited with it pursuant to this Article IX.  It shall apply the deposited money and the money from U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Notes.

SECTION 9.3         Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of and premium, if any, or interest on the Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

SECTION 9.4         Indemnity for U.S. Government Securities.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities.

ARTICLE X

AMENDMENTS

SECTION 10.1       Without Consent of Holders.  The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(1)   to cure any ambiguity, omission, defect or inconsistency;

(2)   to comply with Article IV or Section 12.17 hereof in respect of the assumption by a Successor Guarantor of an obligation of the Guarantor under this Indenture;

(3)   to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)   to add guarantees with respect to the Notes;

(5)   to secure the Notes;

(6)   to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor;

(7)   to make provisions with respect to the conversion rights in the Notes pursuant to Section 12.17 hereof;

(8)   to make any change that does not materially adversely affect the interests of any Noteholder;

(9)   to provide for the issuance of any Subsequent Notes; or

(10)     to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

After an amendment under this Section 10.1 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders at the address set forth in the Note Register, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1.

SECTION 10.2       With Consent of Holders.  The Company, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each Noteholder affected, an amendment may not:

(1)   reduce the amount of Notes whose Holders must consent to an amendment of this Indenture or the Notes;

(2)   reduce the amount of Notes whose Holders must consent to an amendment of provisions of the Master Trust Transaction Documents pursuant to Section 3.2(f) hereof;

(3)   reduce the stated rate of or extend the stated time for payment of interest on any Note;

(4)   reduce the principal of, or extend the Stated Maturity of, any Note;

(5)   reduce the Redemption Price or Purchase Price of any Note as described above under Article V or Article VI hereof or any similar provision, whether through an amendment to or waiver of Article V or Article VI hereof, a definition or otherwise;

(6)   at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Change of Control Payment must be made;

(7)   make any Note payable in money other than that stated in the Note;

(8)   make any change that adversely affects the right of conversion in any Note in accordance with Article XII hereof and Paragraph 8 of the Notes;

(9)   impair the right of any Holder to receive payment of principal of and premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10)     make any change to the amendment provisions which require each Holder’s consent or to the waiver provisions; or

(11)     release the Guarantor or modify the Guarantee other than in accordance with the provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 10.2 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.2.

SECTION 10.3       Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 10.4       Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents.  After an amendment or waiver becomes effective, it shall bind every Noteholder.  An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 10.1 or 10.2 hereof, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

SECTION 10.5       Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 10.6       Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article X if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Sections 8.1 and 8.2 hereof), shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions hereof (including Section 10.3 hereof).

ARTICLE XI

GUARANTEE

SECTION 11.1       Guarantee.  The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the “Obligations”).  The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.

The Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal and premium, if any, of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 11.2       No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders, as well as the holders of any other Permitted Indebtedness, by the Company on account of the Obligations are paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 11.3       Consideration.  The Guarantor has received, or will receive, direct or indirect benefits from the making of the Guarantee.

ARTICLE XII

CONVERSION OF NOTES

SECTION 12.1       Conversion Privilege.  Subject to and upon compliance with the provisions of this Indenture, a Holder of a Note may convert such Note into Common Shares, at any time prior to November 15, 2022, in accordance with the terms of this Article XII and only in the circumstances set forth in Paragraph 8 of the Notes.  The Company shall notify the Trustee (which shall in turn notify the Holders promptly upon receipt of such notification from the Company) of the date on which the Notes first become convertible (and, if the Notes cease to be convertible at any time or from time to time, of the first date thereafter on which the Notes again become convertible), which notification shall set forth the calculations on which such determination was made.

The rate at which Common Shares shall be issued by the Guarantor and delivered upon conversion (the “Conversion Rate”) shall be initially 31.1137 Common Shares for each U.S.$1,000 principal amount of Notes.  The Conversion Rate shall be adjusted in certain circumstances as provided in this Article XII.  The price at which Common Shares shall be issued and delivered upon conversion (the “Conversion Price”) shall at any time be equal to U.S. $1,000 divided by the then applicable Conversion Rate (and rounded to the nearest cent).

A Holder may convert a portion of the principal amount of a Note if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000.  Provisions of this Indenture or of the Note that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

For purposes of this Article XII, “fair market value” means the fair market value, as determined in good faith by the Board of Directors of the Guarantor (except as Section 12.8 otherwise provides in the case of a Spin-off) and set forth in a certified resolution of the Board of Directors of the Guarantor filed with the Trustee.

SECTION 12.2       Conversion Procedure.  To convert a Note, a Holder must satisfy the requirements in Paragraph 8 of the Notes. The first Business Day on which the Holder satisfies all those requirements and submits such Holder’s Notes for conversion is hereinafter referred to as the “Conversion Date”.

As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the transfer agent for the Common Shares, a certificate for, or a beneficial interest in a global certificate representing, the number of Common Shares issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 12.3.  The Company and the Guarantor shall take all necessary actions to ensure that the Person in whose name the certificate is registered is entered into the Guarantor’s share register as a shareholder of record as of the close of business on the Conversion Date, or as soon thereafter as is possible.  Upon conversion by a Holder of a Note in its entirety, such person shall no longer be a Holder of such Note.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Shares except as provided in this Article XII.  Upon conversion of a Note, except as provided below with respect to interest payable on Notes or portions thereof converted after a Record Date, that portion of accrued and unpaid interest on the converted Notes attributable to the period from the most recent Interest Payment Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through issuance and delivery of the Common Shares (together with the cash payment, if any, in lieu of fractional shares) for the Note being converted pursuant to the provisions hereof.  The Company will not adjust the Conversion Rate to account for accrued interest, if any. If the Holder converts more than one Note at the same time, the number of Common Shares issuable upon the conversion shall be based on the total principal amount of the Notes converted.

The Notes or portions thereof surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the date on which such interest is payable shall be accompanied by payment to the Company or its order, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Notes or portions thereof being surrendered for conversion.

If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

SECTION 12.3       Fractional Shares.  The Guarantor will not issue fractional Common Shares upon conversion of a Note.  Instead, either (a) the Company or the Guarantor will pay cash based on the then-current market value for all fractional shares on the NYSE or other principal United States securities exchange upon which the Common Shares are then listed or, if not so listed, on Nasdaq or (b) the Guarantor will issue a whole Common Share in lieu of such fractional share.  The current market value of a fractional Common Share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.  In the event that a Holder elects to have more than one Note converted, the number of Common Shares shall be based on the aggregate principal amount of Notes to be converted.

SECTION 12.4       Taxes on Conversion.  If a Holder submits a Note for conversion, the Company shall pay all documentary, transfer or stamp taxes or duties and all other taxes or duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Shares upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 12.5       Guarantor To Provide Common Shares.  The Guarantor shall, prior to issuance of any Notes under this Article XII, and from time to time as may be necessary, reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Notes in accordance with their terms.

All Common Shares issued and delivered upon conversion of the Notes shall be newly issued shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.  The Company and the Guarantor will endeavor promptly to comply with all Bermuda and U.S. federal and state securities laws regulating the offer and the issuance and delivery of Common Shares upon conversion of Notes, if any, and will list or cause to have quoted such Common Shares on each national securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

SECTION 12.6       Adjustment for Change in Common Shares.  If, after the Issue Date of the Notes, the Guarantor:

(1)   pays a dividend or makes another distribution to all holders of its Common Shares payable exclusively in Common Shares;

(2)   subdivides the outstanding Common Shares into a greater number of Common Shares;

(3)   combines or consolidates and divides the issued and outstanding Common Shares into a smaller number of Common Shares; or

(4)   issues any Common Shares pursuant to a reclassification of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of Common Shares which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to the record date for such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination, consolidation and division or reclassification.

If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Guarantor, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Common Shares as is contemplated by this Article XII with respect to the Common Shares, on terms comparable to those applicable to Common Shares in this Article XII.

SECTION 12.7       Adjustment for Rights Issue.  If the Guarantor distributes any rights or warrants to all holders of its Common Shares entitling them to purchase Common Shares at a price per Common Share less than the Average Sale Price as of the Time of Determination (except that no adjustment will be made if the Holders of Notes may participate in the distribution without conversion on a basis and with the notice that the Board of Directors of the Guarantor determines to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the distribution), the Conversion Rate shall be adjusted in accordance with the formula:

(O+N)

R’ = R x  ---------------------

(O + (N x P)/M)

where:

R’  =        the adjusted Conversion Rate.

R   =        the current Conversion Rate.

O   =                     the number of Common Shares issued and outstanding on the record date for the distribution to which this Section 12.7 is being applied.

N   =                       the number of additional Common Shares offered pursuant to the distribution.

P   =        the offering price per share of the additional Common Shares.

M   =                    the Average Sale Price, minus, in the case of (i) a distribution to which Section 12.6(4) applies or (ii) a distribution to which Section 12.8 or 12.9 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 12.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.7 applies, the fair market value (on the record date for the distribution to which this Section 12.7 applies) of the:

(1)  Common Shares of the Guarantor distributed in respect of each Common Share in such Section 12.6(4) distribution; or

(2)  the Guarantor’s debt, securities or assets or certain rights, warrants or options to purchase securities of the Guarantor distributed in respect of each Common Share in such Section 12.8 or 12.9 distribution.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 12.7 applies.  If all of the Common Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Common Shares issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 12.7 if the application of the formula stated above in this Section 12.7 would result in a value of R’ that is equal to or less than the value of R.

SECTION 12.8       Adjustment for Certain Distributions.  If the Guarantor distributes to all holders of its Common Shares any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Guarantor (including securities or cash, but excluding (x) distributions of Common Shares referred to in Section 12.6, distributions of rights, warrants or options referred to in Section 12.7 and cash distributions referred to in Section 12.9 and (y) payments made to redeem rights issued under any present or future rights agreement of the Guarantor) (except that no adjustment will be made if the Holders of Notes may participate in the distribution without conversion on a basis and with notice that the Board of Directors of the Guarantor determines to be fair and appropriate in light of the basis and notice on which holders of the Common Shares participate in the distribution), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 12.8, in accordance with the formula:

R x M

R’ = ----------

(M - F)

where:

R’  =        the adjusted Conversion Rate.

R   =        the current Conversion Rate.

M   =       the Average Sale Price, minus, in the case of (i) a distribution to  which Section 12.6(4) applies or (ii) a distribution to which Section 12.7 or 12.9 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 12.8 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.8 applies, the fair market value (on the record date for the distribution to which this Section 12.8 applies) of the:

(1)  Common Shares of the Guarantor distributed in respect of each Common Share in such Section 12.6(4) distribution; or

(2)  the Guarantor’s debt, securities or assets or certain rights, warrants or options to purchase securities of the Guarantor distributed in respect of each Common Share in such Section 12.7 or 12.9 distribution.

F   =        the fair market value (on the record date for the distribution to which this Section 12.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Shares in the distribution to which this Section 12.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

In the event the Guarantor distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary Capital Stock so distributed relative to the market value of the Common Shares, as set forth below.  The Board of Directors of the Guarantor shall determine fair market values for the purposes of this Section 12.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Guarantor (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Sales Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Sales Prices shall mean the average Sales Prices for the Common Shares for the same five trading days.  In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price, for purposes of this sentence, shall mean the Sales Price for the Common Shares on the same trading day.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 12.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

In the event that, with respect to any distribution to which this Section 12.8 would otherwise apply, the difference “M - F” as defined in the above formula is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by this Section 12.8 shall not be made and in lieu thereof the provisions of Section 12.17 shall apply to such distribution.

SECTION 12.9       Adjustment for All Cash Distribution.  If the Guarantor shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Shares (excluding any cash that is distributed (x) upon a merger, amalgamation or consolidation to which Section 12.17 applies or (y) as part of a distribution referred to in Section 12.8), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no Conversion Rate adjustment has been made, and (2) the aggregate amount of any cash plus the fair market value of consideration payable in respect of any tender or exchange offer by the Guarantor or any Subsidiary of the Guarantor for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no Conversion Rate adjustment has been made, exceeds 10% of the product of the Sale Price on the record date with respect to such distribution times the number of shares of

Common Shares outstanding on such date, the Conversion Rate shall be adjusted, subject to the last paragraph of this Section 12.9, in accordance with the following formula:

R x M

R’ = ----------

(M - C)

where:

R’  =        the adjusted Conversion Rate.

R   =        the current Conversion Rate.

M   =                    the Average Sale Price, minus, in the case of (i) a distribution to which Section 12.6(4) applies or (ii) a distribution to which Section 12.7 or 12.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 12.9 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.9 applies, the fair market value (on the record date for the distribution to which this Section 12.9 applies) of the:

(1)  Common Shares of the Guarantor distributed in respect of each Common Share in such Section 12.6(4) distribution; or

(2)  the Guarantor’s debt, securities or assets or certain rights, warrants or options to purchase securities of the Guarantor distributed in respect of each Common Share in such Section 12.7 or 12.8 distribution.

C   =        the amount of (1) such cash dividend or other distribution plus (2) the aggregate amount of any other such distributions to all holders of Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no Conversion Rate adjustment has been made, plus (3) the aggregate amount of any cash plus the fair market value of consideration payable in respect of any tender or exchange offer by the Guarantor or any Subsidiary of the Guarantor for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no Conversion Rate adjustment has been made, applicable to one Common Share.

The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

In the event that, with respect to any distribution to which this Section 12.9 would otherwise apply, the difference “M - C” as defined in the above formula is less than $1.00 or “C”

is equal to or greater than “M”, then the adjustment provided by this Section 12.9 shall not be made and in lieu thereof the provisions of Section 12.17 shall apply to such distribution.

SECTION 12.10     Adjustment for Self Tender Offers.  If the Guarantor or any Subsidiary of the Guarantor repurchases or acquires Common Shares by way of a tender or exchange offer, other than an odd-lot offer by the Guarantor or any of its Subsidiaries, for the Common Shares (excluding stock options) to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender or exchange offer by the Guarantor or any of its Subsidiaries for Common Shares consummated within the 12 months preceding the Expiration Time (as defined below), and in respect of which no Conversion Rate adjustment has been made, and (ii) the aggregate amount of any all-cash dividends or distributions to all holders of Common Shares made within the 12 months preceding the Expiration Time, and in respect of which no Conversion Rate adjustment has been made, exceeds an amount equal to 10% of the Sale Price of the Common Shares on the Business Day immediately preceding the Expiration Time times the number of Common Shares outstanding on such day, the Conversion Rate shall be adjusted in accordance with the formula:

F + (N x M)

R’ = R x -----------------

(O x M)

where:

R’  =        the adjusted Conversion Rate.

R   =        the current Conversion Rate.

O   =                       the number of Common Shares issued and outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”).

M   =                    the Sale Price per Common Share on the trading day on the NYSE next succeeding the Expiration Time.

F   =                         the sum of (1) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) plus (2) any cash and the fair market value of any other consideration payable in respect of any tender or exchange offer by the Guarantor or any of its Subsidiaries for Common Shares consummated within the 12 months preceding the Expiration Time, and in respect of which no Conversion Rate adjustment has been made, plus (3) the aggregate amount of any all-cash dividends or distributions to all holders of Common Shares made within the 12 months preceding the Expiration Time, and in respect of which no Conversion Rate adjustment has been made.

N   =                       the number of Common Shares (less any Purchased Shares) at the Expiration Time.

The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

SECTION 12.11     Adjustment for Third Party Tender Offers.  If any Person (the “Acquiror”) other than the Guarantor or any Subsidiary of the Guarantor acquires Common Shares by way of a tender or exchange offer for the Common Shares (excluding stock options), to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender or exchange offer by the Acquiror for Common Shares consummated within the 12 months preceding the Expiration Time (as defined below), and in respect of which no Conversion Rate adjustment has been made, and (ii) the aggregate amount of any all-cash dividends or distributions to all holders of Common Shares made within the 12 months preceding the Expiration Time, and in respect of which no a Conversion Rate adjustment has been made, exceeds an amount equal to 10% of the Sale Price of the Common Shares on the Business Day immediately preceding the Expiration Time times the number of Common Shares outstanding on such day, the Conversion Rate shall be adjusted in accordance with the formula:

F + (N x M)

R’ = R x -----------------

(O x M)

where:

R’  =        the adjusted Conversion Rate.

R   =        the current Conversion Rate.

O   =        the number of Common Shares issued and outstanding (including any tendered or exchanged shares) at the Expiration Time.

M   =                    the Sale Price per Common Share on the trading day on the NYSE next succeeding the Expiration Time.

F   =                         the sum of (1) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares plus (2) any cash and the fair market value of any other consideration payable in respect of any tender or exchange offer by the Acquiror for Common Shares consummated within the 12 months preceding the Expiration Time, and in respect of which no Conversion Rate adjustment has been made, plus (3) the aggregate amount of any all-cash dividends or distributions to all holders of Common Shares made within the 12 months preceding the Expiration Time, and in respect of which no Conversion Rate adjustment has been made.

N   =                       the number of Common Shares (less any Purchased Shares) at the Expiration Time.

The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

Notwithstanding the foregoing, the adjustment set forth in this Section 12.12 shall not be made if (1) after taking into account the Purchased Shares, less than 25% of the outstanding Common Shares are owned by the Acquiror or its Affiliates, taken as a whole, or (2) as of the Expiration Time, the offering documents in connection with the tender offer or exchange offer disclose a plan or intention on the part of the Acquiror to engage in a transaction as described under Article IV hereof.

SECTION 12.12     When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article XII shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 12.13     When No Adjustment Required.  Notwithstanding any provision of this Indenture to the contrary herein, no adjustment to the Conversion Rate need be made as a result of:

(1)   (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination, expiration or invalidation of the rights, in each case, pursuant to the Guarantor’s existing shareholders rights plan, as amended, modified, or supplemented from time to time or any newly adopted shareholders rights plans;

(2)   upon the issuance of any Common Shares pursuant to any present or future plan providing for the capitalization or reinvestment of dividends or interest payable on securities of the Guarantor and the investment of additional optional amounts in Common Shares under any plan;

(3)   upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries; or

(4)   upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued.

No adjustment need be made for a change in the par value of the Common Shares.

To the extent the Notes become convertible pursuant to this Article XII in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 12.14     Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company and the Guarantor shall promptly mail to Holders a notice of the adjustment.  The Company and the Guarantor shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 12.15     Voluntary Increase.  The Company and the Guarantor from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period.  Whenever the Conversion Rate is increased, the Company and the Guarantor shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice of the increase.  The Company and the Guarantor shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 12.6, 12.7, 12.8, 12.9 or 12.10.

SECTION 12.16     Notice of Certain Transactions.  If:

(a)   the Guarantor takes any action that would require an adjustment in the Conversion Rate pursuant to Section 12.6, 12.7, 12.8, 12.9 or 12.10 (unless no adjustment is to occur pursuant to Section 12.12); or

(b)   the Guarantor takes any action that would require a supplemental indenture pursuant to Section 12.17; or

(c)   there is a liquidation or dissolution of the Guarantor;

then the Company and the Guarantor shall, subject to all applicable law, mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a combination, subdivision, reclassification, consolidation, merger, amalgamation, binding share exchange, transfer, liquidation or dissolution.  The Company and the Guarantor shall file and mail the notice at least 15 days before such date.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 12.17     Reorganization of Guarantor; Special Distributions.  If the Guarantor is a party to a transaction subject to Article IV (other than a sale of all or substantially all of the properties and assets of the Guarantor in a transaction in which the holders of Common Shares immediately prior to such transaction do not receive securities, cash or other assets of the Guarantor or any other person) or a merger or amalgamation which reclassifies or changes its issued and outstanding Common Shares, the person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture.  If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the Successor Guarantor, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, amalgamation or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a party or an Affiliate of a party to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders.  The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article XII.  The Successor Guarantor shall mail to Noteholders a notice briefly describing the supplemental indenture.

If this Section 12.17 applies, neither Section 12.6 nor 12.7 applies.

If the Guarantor makes a distribution to all holders of its Common Shares of any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Guarantor or any cash that, but for the provisions of the last paragraph of Section 12.8 or 12.9, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 12.8 or 12.9, then, from and after the record date for determining the holders of Common Shares entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Common Shares into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution.

SECTION 12.18     Guarantor Determination Final.  Any determination that the Guarantor or the Board of Directors of the Guarantor must make pursuant to Section 12.3, 12.6, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.13, 12.17 or 12.20 shall be conclusive and binding upon the Holders of the Notes, absent manifest error.

SECTION 12.19     Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture under Section 12.17 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for either the Company’s or Guarantor’s failure to comply with this Article XII.  Each Conversion Agent shall have the same protection under this Section 12.19 as the Trustee.

SECTION 12.20     Simultaneous Adjustments.  In the event that this Article XII requires adjustments to the Conversion Rate under more than one of Sections 12.6(4), 12.7, 12.8 or 12.9, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 12.6, second, the provisions of Section 12.8, third, the provisions of Section 12.7 and, fourth, the provisions of Section 12.9.

SECTION 12.21     Successive Adjustments.  After an adjustment to the Conversion Rate under this Article XII, any subsequent event requiring an adjustment under this Article XII shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 12.22     Restriction on Common Shares Issuable upon Conversion.  (a)  Common Shares to be issued upon conversion of the Notes prior to the effectiveness of a Shelf Registration Statement shall be represented by a certificate or in the form of beneficial interests in book-entry Common Shares registered in the name of DTC or a nominee thereof to the holders converting such Notes, and the certificate or certificates representing such Common Shares shall bear the following legend (the “Common Shares Restrictive Legend”) unless removed in accordance with Section 12.22(c):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF BUNGE LIMITED THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO, INCLUDING THE RELATED NOTE) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO BUNGE LIMITED, (2) IF AND ONLY IF THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF BUNGE LIMITED THAT IT IS (1) A QUALIFIED

INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.”

(b)   If (i) Common Shares to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Note or (ii) Common Shares represented by a certificate bearing the Common Shares Restrictive Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Shares a certificate in substantially the form of Exhibit E as to compliance with the restrictions on transfer applicable to such Common Shares, and neither the transfer agent nor the registrar for the Common Shares shall be required to register any transfer of such Common Shares not so accompanied by a properly completed certificate.

(c)   Except for transfers in connection with a Shelf Registration Statement, if certificates representing Common Shares are issued upon the registration of transfer, exchange or replacement of any other certificate representing Common Shares bearing the Common Shares Restrictive Legend, or if a request is made to remove such Common Shares Restrictive Legend from certificates representing Common Shares, the certificates so issued shall bear the Common Shares Restrictive Legend, or the Common Shares Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Guarantor such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Guarantor, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Common Shares are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon provision to the Guarantor of such reasonably satisfactory evidence, the Guarantor shall cause the transfer agent for the Common Shares to countersign and deliver certificates representing Common Shares that do not bear the legend.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1       Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.  The Guarantor in addition to performing its obligations under the Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the Trust Indenture Act.

SECTION 13.2       Notices.  Any notice or communication shall be in writing and (a) delivered in person, (b) sent by a recognized overnight delivery service (with charges prepaid),

or (c) sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), addressed as follows:

If to the Company:

Bunge Limited Finance Corp.
11720 Borman Drive
St. Louis, Missouri 63146
Attention:  Francis X. Marchiony
Telephone:   (314) 292-6538
Telecopy:     (314) 292-6530

If to the Guarantor:

Bunge Limited
50 Main Street
White Plains, New York  10606
Attention:  Morris M. Kalef / Carey Dubois
Telephone:  (914) 684-3440/(914) 684-3365
Telecopy:    (914) 684-3443

if to the Trustee:

The Bank of New York
Corporate Trust Administration
101 Barclay Street, 21st Floor West
New York, New York 10286
Attention:  Thomas E. Tabor
Telephone:  (212) 815-5381
Telecopy:    (212) 815-5802/5803

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

SECTION 13.3       Communication by Holders with other Holders.  Noteholders may communicate pursuant to Trust Indenture Act, Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act, Section 312(c).

SECTION 13.4       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)   an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5       Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)   a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 13.6       When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.7       Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Noteholders.

The Registrar, the Paying Agent and the Conversion Agent may make reasonable rules for their functions.

SECTION 13.8       Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or Hamilton, Bermuda.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.9.  GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10     No Recourse Against Others.  An incorporator, director, officer, employee, affiliate or stockholder of the Company or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.11     Successors.  All agreements of the Company in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12     Consent to Jurisdiction.  The Guarantor irrevocably submits to the jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes.  The Guarantor hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court.  The Guarantor also hereby irrevocably waives, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

SECTION 13.13     Service of Process.  The Guarantor hereby agrees that (i) process may be served upon it in any suit, action or proceeding referred to in the first sentence of Section 13.12 hereof at its principal executive offices at 50 Main Street, White Plains, New York 10606 and (ii) service of process upon it at that address and written notice of said service to the Guarantor mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton, HM11, Bermuda, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding.  The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such acceptance of service of process upon it at that address or another address in the United States in full force and effect so long as any of the Notes shall be outstanding.

SECTION 13.14     Waiver of Immunities.  To the extent that the Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Notes, the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 13.15     Foreign Taxes. Any payments by the Guarantor to the Trustee or the Noteholders hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Bermuda or any other foreign jurisdiction in which the Guarantor or any Subsidiary has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of the Trustee or any Noteholder having some connection with any such jurisdiction other than its participation as the Trustee or Noteholder under the Indenture (all such taxes, “Foreign Taxes”).  If the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Indenture shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Trustee and the Noteholders an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 13.16     Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or any Holder, as the case may be, could purchase U.S. dollars with such other currency in New York City on the Business Day preceding that on which final judgment is given.  The obligation of the Guarantor with respect to any sum due from it to the Trustee or any Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only if and to the extent that on the first Business Day following receipt by the Trustee or such Holder, as the case may be, of any sum adjudged to be so due in such other currency, the Trustee or such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency.  If the U.S. dollars so purchased are less than the sum originally due to the Trustee or such Holder hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or such Holder against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to the Trustee or such Holder hereunder, the Trustee or such Holder, as the case may be, agrees to pay to the Guarantor an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Trustee or such Holder hereunder.

SECTION 13.17     No Bankruptcy Petition Against the Borrower; Liability of the Borrower.  Each of the Noteholders and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the last maturing Note and all other Indebtedness of the Company ranking equal with or junior to the Notes in right of payment, it will not institute against, or join with or assist any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable insolvency laws.

Notwithstanding any other provision hereof, the sole remedy of any Noteholder, the Trustee or any other Person against the Company in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Indenture or the Notes shall be against the assets of the Company.  Neither the Trustee, nor any Noteholder nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet such obligations, covenant, representation, warranty or agreement (the difference being referred to herein as a “shortfall”) and all claims in respect of the shortfall shall be extinguished; provided, however, that the provisions of this Section 13.17 apply solely to the obligations of the Company and shall not extinguish such shortfall or otherwise restrict such Person’s rights or remedies against the Guarantor for purposes of the obligations of the Guarantor to any Person under the Guarantee.

The provisions of this Section 13.17 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 13.18     Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 13.19     Qualification of Indenture.  The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

SECTION 13.20     Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BUNGE LIMITED FINANCE CORP., as Issuer

By:	/s/ Morris Kalef
	Name:	Morris Kalef
	Title:	President

BUNGE LIMITED, as Guarantor

By:	/s/ William W. Wells
	Name:	William W. Wells
	Title:	Chief Financial Officer

By:		/s/ Morris Kalef
Name:		Morris Kalef
Title:		Treasurer

THE BANK OF NEW YORK, as Trustee

By:		/s/ Thomas E. Tabor
Name:		Thomas E. Tabor
Title:		Vice President

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE AND SUBSEQUENT NOTE]

[Depository Legend, if applicable]

[Applicable Note Restrictive Legend]

No. [ ]	Principal Amount U.S.$[ ],

as revised by the Schedule of Increases and Decreases in Global Note attached hereto

CUSIP NO.
ISIN:

3 ¾% Convertible Notes Due 2022

Bunge Limited Finance Corp., a Delaware corporation, promises to pay to [                  ], or registered assigns, the principal sum of [                         ] U.S. Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on November 15, 2022.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the reverse side hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

BUNGE LIMITED FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Date: , 2002

[FORM OF REVERSE SIDE OF
INITIAL NOTE AND SUBSEQUENT NOTE]

3¾% Convertible Note Due 2022

1.             General

Bunge Limited Finance Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued the Notes under an Indenture, dated as of November 27, 2002, among the Company, the Guarantor and the Trustee (as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The Notes are general unsecured and unsubordinated obligations of the Company, including (a) U.S.$250,000,000 in aggregate principal amount of Notes being offered on the Issue Date (subject to Section 2.9 of the Indenture) and (b) any Subsequent Notes.  The Notes rank equally with all other unsecured and unsubordinated indebtedness of the Company.  This Note is one of the [Initial] [Subsequent] Notes referred to in the Indenture.

The Company may from time to time, without the consent of existing Holders, create and issue Subsequent Notes having the same terms and conditions as the Initial Notes in all respects, except for the Issue Date, issue price and first payment of interest thereon.  Subsequent Notes issued in this manner will be consolidated with and will form a single class with the previously outstanding Notes.

The Initial Notes and any Subsequent Notes will be treated as a single class of securities under the Indenture.  The Indenture includes various covenants that limit the ability of the Company, among other things, to engage in any business or transaction, acquire assets or subsidiaries, incur Indebtedness or Liens or enter into any consolidations, mergers, amalgamations or sales of assets.  In addition, the Indenture imposes certain limitations on consolidations, mergers, amalgamations and sales of assets of the Guarantor.

To guarantee the due and punctual payment of the principal of and premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor has unconditionally guaranteed such obligations pursuant to the terms of the Indenture.  The Guarantee is an unsecured and unsubordinated obligation of the Guarantor and ranks equally with all other unsecured and unsubordinated indebtedness and obligations of the Guarantor.

2.             Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semi-annually on May 15 and November 15 of each year commencing May 15, 2003.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from November 27, 2002.  The Company shall pay interest on overdue principal or premium, if any, plus interest on such interest to the extent lawful, at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3.             Method of Payment

By at least 10:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.  Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4.             Paying Agent, Conversion Agent and Registrar

Initially, The Bank of New York (the “Trustee”), will act as Trustee, Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Noteholder.  The Company or any other Subsidiary of the Guarantor may act as Paying Agent, Registrar or co-registrar.

5.             Optional Redemption by the Company

On or after November 22, 2005, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at the redemption prices set forth below, in each case, plus accrued and unpaid interest, if any, to the date of redemption.

If the Notes are redeemed during the period beginning on November 22, 2005 and ending on November 14, 2006, the redemption price will equal U.S.$1,015 for each U.S.$1,000 principal amount of Notes.  If the Notes are redeemed during the period beginning on November 15, 2006 and ending on November 14, 2007, the redemption price will equal U.S.$1,007.50 for each U.S.$1,000 principal amount of Notes.  If the Notes are redeemed at any time on or after November 15, 2007, the redemption price will equal U.S.$1,000 for each U.S.$1,000 principal amount of Notes.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Notes of U.S.$1,000 in original principal amount or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to the Indenture.

6.             Purchase of Notes at Option of Holders

On each of November 15, 2007, November 15, 2012 and November 15, 2017, any Holder of Notes will have the right to cause the Company to purchase all or any part of the Notes of such Holder at a price equal to 100% of their principal amount to be purchased, plus accrued and unpaid interest, if any to the date of purchase.  The Company will have the option to pay the purchase price, in whole or in part, by the issuance or other delivery of Common Shares in lieu of cash.  The Company will in all cases pay any accrued and unpaid interest on the Notes in cash.  The Notes will be so purchased by the Company in accordance with, and subject to, the provisions of Article VI of the Indenture.

7.             Purchase of Notes at Option of Holders Upon Change of Control

Upon a Change of Control on or prior to November 15, 2007, any Holder of Notes will have the right to cause the Company to purchase all or any part of the Notes of such Holder at a price equal to 100% of their principal amount to be purchased, plus accrued and unpaid interest, if any to the date of purchase.  The Notes will be so purchased by the Company in accordance with, and subject to, the provisions of Article VI of the Indenture.

8.             Conversion

Holders may surrender any of their Notes for conversion into Common Shares, on the terms and subject to the conditions of the Indenture and this Note, in only the following circumstances:

(a)           A Holder may surrender for conversion a Note during any calendar quarter commencing after December 31, 2002, if the Sale Price of the Common Shares for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter (the “Measurement Date”) exceeds 120% of the applicable Conversion Price per Common Share on the Measurement Date

.

(b)           A Holder may surrender for conversion a Note which has been called for redemption pursuant to Paragraph 5 hereof, even if the Note would not otherwise be eligible for conversion, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made.

(c)          A Holder may surrender for conversion a Note during any period after December 15, 2002, in which the long-term credit rating assigned to the Notes by any of Standard & Poor’s Ratings Group, Moody’s Investor Services, Inc. or Fitch Ratings (or any successor to these entities) is “BB”, “Ba2” or “BB”, respectively, or lower, or if any of these rating agencies no longer rates the Notes, or if any of these rating agencies suspends or withdraws the rating assigned to the Notes.  Following the occurrence of any event that gives rise to or suspends a right of conversion pursuant to this clause (c), the Company shall give notice to the Holders of such event not later than 15 days after the date on which the Company is notified of any such event by the relevant rating agency.

(d)           If the Guarantor (1) distributes any rights or warrants to all or substantially all holders of Common Shares entitling them to purchase Common Shares at less than the average of the Sales Prices of a Common Share for the 10 consecutive trading days ending on the trading day immediately preceding the date of declaration for such distribution or (2) distributes to all holders of Common Shares any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Guarantor, which distribution has a per share value exceeding 10% of the average of the Sales Prices for each of the 10 consecutive trading days ending on the trading day immediately preceding the declaration date for such distribution, unless the Holder may participate in this distribution without conversion, the Notes may be surrendered for conversion beginning on the date the Guarantor gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day immediately preceding the Ex-Dividend Time or until the Guarantor announces that such distribution will not take place.

(e)           In the event the Guarantor is a party to a consolidation, merger, amalgamation or sale or transfer of all or substantially all its properties and assets pursuant to which the Common Shares would be converted into cash, securities or other property, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Guarantor announces as the anticipated effective time for such transaction until 15 days after the date of the actual effective time of such transaction.

A Note in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 31.1137 Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture.  A Holder that surrenders Notes for conversion will receive cash or a check, or, at the Guarantor’s option, a whole Common Share, in lieu of any fractional Common Shares.

To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice substantially in the form attached as an exhibit to the Indenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the Common Shares except as provided in the Indenture.  On conversion of a Note, the Holder will not receive any cash payment representing accrued interest with respect to the converted Notes.  Instead, upon conversion the Guarantor will issue and deliver to the Holder a fixed number of Common Shares and any cash payment to account for fractional shares.  Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited.  Neither the Company nor the Guarantor will adjust the Conversion Rate to account for accrued interest.

The Conversion Rate will be adjusted as provided in Article XII of the Indenture.  The Company or the Guarantor may increase the Conversion Rate for any period of at least 20 days, upon at least 15 days’ notice so long as the increase is irrevocable during such period.

If the Guarantor is a party to a consolidation, merger, amalgamation or sale or transfer of all or substantially all its properties and assets, or upon certain distributions described in the Indenture, then at the effective time of the transaction the right to convert a Note into Common Shares may be changed into a right to convert it into securities, cash or other assets of the Guarantor or another person.

9.             Conversion Arrangement on Call for Redemption

Any Notes called for redemption, unless surrendered for conversion before the close of business on the second Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment banks or other purchasers who may agree with the Company and the Guarantor to purchase such Notes from the Holders, to convert them into Common Shares and to make payment for such Notes to the Trustee in trust for such Holders.

10.           Additional Amounts

The Guarantor will, subject to certain limitations set forth in the Indenture, pay to the Holder of any Note additional amounts as necessary so that every net payment made by the Guarantor of principal of and premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, fee, assessment or other governmental charge imposed on that holder by Bermuda or any other foreign jurisdiction, will not be less than the amount provided in the Note to be then due and payable.  The Guarantor will not be required, however, to make any payment of additional amounts in connection with any such tax imposed by reason of any Holder having some connection with any such jurisdiction other than its participation as the Holder of a Note under the Indenture.

11.           Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of U.S.$1,000 and whole multiples of U.S.$1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

12            Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

13.           Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.           Amendment, Waiver

The Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes; provided, however, that the consent of each Noteholder affected is required to (i) reduce the amount of Notes whose Holders must consent to an amendment of the Indenture, the Notes or specified provisions of the Master Trust Transaction Documents, (ii) reduce the stated rate or extend the stated time for payment of interest on a Note, (iii) reduce the principal of or extend the Stated Maturity of a Note, (iv) reduce the Redemption Price or Purchase Price of a Note, (v) following a Change of Control, make any change in the time during which a Change of Control Offer must be made or the time at which the Change of Control Payment must be made, (vi) make any Note payable in money other than that stated herein, (vii) impair the right of a Holder to receive payment under the Note or institute suit for the enforcement of such payment, (viii) adversely affect the terms of the conversion right in any Note, (ix) make any change to the amendment provisions which require each Holder’s consent or the waiver provisions, or (x) release the Guarantor or modify the Guarantee.

Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, or to secure the Notes, or to add additional covenants of the Company, the Guarantor or any Subsidiary, or surrender rights and powers conferred on the Company, the Guarantor or any Subsidiary, issue Subsequent Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, to make provisions with respect to the conversion right in the event of an occurrence pursuant to Article IV of the Indenture, or to make any change that does not adversely affect the rights of any Noteholder.

Subject to certain exceptions set forth in the Indenture, any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

15.           Defaults and Remedies

Under the Indenture, Events of Default include (1) default for 30 days in payment of interest or additional interest when due on the Notes; (2) default in payment of principal of or premium, if any, on the Notes at Stated Maturity, upon required repurchase or upon optional redemption, upon declaration or otherwise; (3) the failure for 15 days to issue and deliver Common Shares upon the due exercise of the conversion right in the Notes by a Holder thereof to convert such Notes into Common Shares;  (4) the failure by the Company or the Guarantor to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Notes (other than those referred to in (1), (2) or (3) above); (5) the failure of the Company, the Guarantor or any Subsidiary (a) to pay the principal of any Indebtedness or of any other material amounts under any other agreement on the scheduled or original date due, (b) to pay interest on any Indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such Indebtedness, the effect of which is to cause such Indebtedness to become due prior to its stated maturity, provided that an event described in clause (a), (b) or (c) above shall not constitute an Event of Default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to Indebtedness in an amount exceeding U.S.$50,000,000;  (6) certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantor, a Designated Obligor or any Material Subsidiary (the “bankruptcy events”); or (7) one or more judgments or decrees shall have been entered against the Company, the Guarantor or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of (x) in the case of the Company, U.S.$50,000 or more, and (y) in the case of the Guarantor or a Material Subsidiary, U.S.$50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.  However, a default under clause (4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company or the Guarantor, as the case may be, of the default and the Company or the Guarantor, as the case may be, does not cure such default within the time specified in clause (4) hereof after receipt of such notice.

If an Event of Default other than a bankruptcy event occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes by written notice to the Company to be due and payable immediately.  If an Event of Default in connection with a bankruptcy event occurs and is continuing, the principal amount of the Notes, the premium, if any, and all accrued and unpaid interest shall be immediately due and payable without any action or other act on the part of the Trustee or the Holders.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.           Calculations in Respect of Notes

The Guarantor will be responsible for making all calculations called for under Article XII of the Indenture.  These calculations include, without limitation, determinations of the Sales Prices for the Common Shares and the Conversion Rate of the Notes.  Any calculations made in good faith will be conclusive and binding on Holders of the Notes, absent manifest error.  The Guarantor will be required to deliver to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent will be entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Guarantor’s calculations to any Holder of the Notes upon the request of such Holder.

18.           No Recourse Against Others

An incorporator, director, officer, employee, affiliate or stockholder, of each of the Company, or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

19.           No Petition

By its acquisition of this Note, each Holder hereof agrees that neither it nor the Trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to the Company under any applicable insolvency laws until one year and one date after the Notes and all other Indebtedness of the Company ranking equal with or junior to the Notes in right of payment, including all interest and premium thereon, if any, are paid in full.

20.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

21            Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

22.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.           Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture.  Requests may be made to:

Bunge Limited Finance Corp.

11720 Borman Drive

St. Louis, Missouri 63146

Attention:  Francis X. Marchiony, Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
Signature Guarantee
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to an effective registration statement under the Securities Act; or

☐	5	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

☐	6

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

☐	7	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

[Date]

Bunge Limited Finance Corp.
c/o The Bank of New York
101 Barclay Street
21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

Re:          Bunge Limited Finance Corp.
 3¾% Convertible Notes Due 2022 (the “Notes”)

Dear Sirs:

This certificate is delivered to request a transfer of U.S.$                principal amount of the 3¾% Convertible Notes Due 2022 (the “Notes”) of Bunge Limited Finance Corp. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least U.S.$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business.  We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes and any Common Shares issuable upon conversion of the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes or any Common Shares issuable upon conversion of the Notes prior to the date which is two years after the later of the date of original issue and the last date on

B-1

which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company or Bunge Limited, as guarantor, or, in the case of the Common Shares to Bunge Limited, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a transaction involving a minimum principal amount of Notes of U.S.$250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is or is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY:

B-2

EXHIBIT C

[Date]

Bunge Limited Finance Corp.
c/o The Bank of New York
101 Barclay Street
21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

Re:          Bunge Limited Finance Corp.
3¾% Convertible Notes Due 2022 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of U.S.$                     aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)           the offer of the Notes was not made to a person in the United States;

(b)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

C-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D

FORM OF CONVERSION NOTICE

[NOTICE PURSUANT TO SECTION 12.2 OF THE INDENTURE]

The Bank of New York
101 Barclay Street
21st Floor West
New York, New York  10286
Attention:  Corporate Trust Administration

Re:  Bunge Limited Finance Corp. 3¾% Convertible Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture, dated as of November 27, 2002 (the “Indenture”), among Bunge Limited Finance Corp., as Issuer, Bunge Limited, as Guarantor, and The Bank of New York, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to the Notes specified below, which are registered in the name of the undersigned (the “Holder”).  The Holder hereby irrevocably exercises its right to convert such Notes, or the portion thereof, if any, specified below, into Common Shares and, except to the extent specified or required as described below, directs that certificates representing such Common Shares, together with any check in payment for a fractional share and any Note representing any unconverted principal amount, be issued and delivered through the facilities of DTC, for credit to the account(s) of the Person(s) indicated below.

The Holder acknowledges and agrees that no Common Shares will be issued and delivered on conversion until any amount payable by the Holder on account of interest is paid, any certificates evidencing specified Notes not held in book-entry form are duly endorsed or assigned to the Company or in blank and surrendered and any taxes or other charges or documents required in connection with a transfer on conversion, and any other required items, are delivered to the Conversion Agent.

The Holder acknowledges and agrees that, notwithstanding this request for conversion, the Company may require that the Common Shares issued and delivered on conversion of the specified Notes be issued and delivered in certificated form subject to a restrictive legend, or that additional certifications be delivered on behalf of the relevant beneficial owner(s), if it determines that doing so is necessary to comply with the requirements of the Securities Act or otherwise, as provided in the Indenture.

Conversion of the specified Notes is subject to the requirements established by the Company as well as to the procedures of the Depositary, all as in effect from time to time.  The specified Securities will be converted as of the close of business on the Business Day on which this conversion notice and all other required items have been delivered to the Conversion Agent as provided above and, upon such conversion, shall cease to accrue interest or be outstanding (subject to the Holder’s right to receive the Common Shares as provided in the Indenture).  Prior to such conversion, the Holder will have no rights in the Common Shares.

Please provide the information requested below, as applicable.

1.             PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE CONVERTED:

Principal amount held:  U.S.$

CUSIP number(s):

Depositary (DTC) account where held:

Principal amount being converted (if less than all):

U.S.$

2.                                       UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Securities (together with any unconverted Securities) will be delivered in book-entry form to the DTC account specified in Item 1 above.

3.                                       IF OTHER ARRANGEMENTS ARE DESIRED, please (a) specify the type, number and form of securities to be delivered on conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested and (b) complete Item (4) below:

☐	Common Shares

☐	Book-Entry

Number of Common Shares:

DTC Account:

☐	Certificates

Number of Common Shares:

Registered Owner:

☐	Unconverted Notes

☐ Certificates(1)

Principal Amount: U.S.$

(1)           Aggregate principal amount of each certificate must equal U.S.$1,000 or any amount in excess thereof in integral multiples of U.S. $1,000.

Registered Owner:

☐	Book-Entry

Principal Amount: U.S.$

DTC Account:

4.                                       [TO BE COMPLETED ONLY IF UNCONVERTED NOTES OR COMMON SHARES ARE TO BE ISSUED OTHER THAN TO THE HOLDER PURSUANT TO ITEM (3) ABOVE.]  The undersigned confirms that such unconverted Notes or Common Shares are being transferred:

CHECK ON BOX BELOW

(a) ☐ to the Company or the Guarantor, or in the case of Common Shares, to the Company; or

(b) ☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(c) ☐ pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(d) ☐ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Shares evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (c) or (d) is checked, the transfer agent may require, prior to registering any such transfer of the Common Shares such certifications and other information, and if box (d) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Please sign and date this notice in the space provided below.

DATE:
Name of Holder

Signature(s) of Holder
Title(s):

(If the Holder is a corporation, partnership or fiduciary, the title of the Person signing on behalf of the Holder must be stated.)

Notice:  The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantor